UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 22, 2005

THE MILLS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12994	52-1802283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Wilson Boulevard

Suite 400

Arlington, Virginia 22209

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (703) 526-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

Item 8.01 OTHER EVENTS.

On August 22, 2005, The Mills Corporation’s Chief Executive Officer and Chairman of the Board of Directors, Laurence C. Siegel, adopted a pre-arranged stock trading plan under which, subject to certain conditions, he has instructed his broker to exercise a portion of his vested stock options and sell the resulting shares received from such stock option exercises. Mr. Siegel executed the plan because the stock options that are subject to it are due to expire in May 2006. This stock trading plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the company’s policies regarding stock transactions.

Under Mr. Siegel’s 10b5-1 plan, up to 130,837 shares of our common stock may be sold upon exercise of vested stock options during the period from September 6, 2005 through February 28, 2006. As of August 22, 2005, Mr. Siegel beneficially owned 469,422 shares of our common stock and, not including the options subject to his 10b5-1 plan, options to purchase 349,593 shares of our common stock. All transactions under his 10b5-1 plan will be disclosed publicly in filings with the Securities and Exchange Commission.

The company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ Mark D. Ettenger
Name:	Mark D. Ettenger
Title:	President

Date: August 30, 2005